Exhibit 5.2

Hogan Lovells US LLP Harbor East 100 International Drive, Suite 2000 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

March 7, 2017

Board of Directors

Ashford Hospitality Prime, Inc.

14185 Dallas Parkway

Suite 1100

Dallas, TX 75254

5,750,000 Shares of Common Stock

Ladies and Gentlemen:

We are acting as counsel to Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-3  File No. 333-200718 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 5,750,000 shares of Common Stock, par value $0.01 per share of the Company (the “Common Shares”). The Common Shares are being issued pursuant to the Underwriting Agreement dated as of March 2, 2017, among the Company and the Underwriters named therein (the “Underwriting Agreement”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Common Shares will not be issued in violation of the ownership limit contained in the Company’s charter.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended and as currently in effect.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  :  Alicante   Amsterdam   Baltimore   Beijing   Brussels   Caracas   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   Johannesburg   London   Los Angeles   Luxembourg   Madrid   Mexico City   Miami   Milan   Monterrey   Moscow   Munich   New York   Northern Virginia   Paris   Philadelphia   Rio de Janeiro   Rome   San Francisco   São Paulo   Shanghai   Silicon Valley   Singapore   Tokyo   Ulaanbaatar   Warsaw   Washington DC   Associated offices: Budapest   Jakarta   Jeddah   Riyadh   Zagreb.  For more information see www.hoganlovells.com

Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Common Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Common Shares contemplated by the Underwriting Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof the (“Form 8-K”), which Form 8-K will be incorporated by reference into the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus and in the Prospectus Supplement, each of which constitutes a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP